Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-82079) of Castle Dental Centers, Inc. of our reports dated March 30, 2004 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Houston, Texas

March 30, 2004